                                                                  EXHIBIT 10.055



                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into as of this 14th day of June 1999, between BIOSHIELD TECHNOLOGIES, INC., a Georgia corporation (the "COMPANY"), and John T. Adams, a Georgia resident (the "EXECUTIVE").

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

         2. Term. The employment of the Executive by the Company as provided in Section 1 will commence on June 14, 1999 (the "COMMENCEMENT DATE") and will terminate at 12:01 a.m. on June 14, 2000 (the "INITIAL TERM") unless same terminated as hereinafter provided. Thereafter, this Agreement can be renewed annually for additional one (1) year terms (hereinafter referred to individually a "RENEWAL TERM") after the end of the Initial Term or any Renewal Term, unless terminated as hereinafter provided or either party notifies the other party by giving written notice to the other party that they do not wish to renew the Agreement for a subsequent term. Such notice must be given at least ninety (90) days before the end of the Initial Term, or the then Renewal Term, as the case may be. Compensation for renewal will be negotiated on a year-to-year basis. The term of the Employee's employment with the Company shall be referred to herein as the "EMPLOYMENT PERIOD."

         3.       Position, Duties and Responsibilities.

                  (a) Position. The Executive hereby agrees to serve as Executive Vice President of Business Planning and Development of the Company. The Executive shall devote his best efforts and substantially full time and attention to the performance of services to the Business of the Company in his capacity as an officer thereof and as may reasonably be requested by the Board. The Company retains the right to direct the means and methods by which the Executive performs the above services. For purposes of this Agreement, "BUSINESS" shall mean development, marketing, and sale of products and services provided by BioShield Technologies, Inc. and associated companies.

                  (b) Place of Employment. During the term of this Agreement, the Executive shall perform the services required by this Agreement at the Company's principal place of business in Atlanta, Georgia; provided, however, that should the Company relocate its principal place of business to another city or state more than fifty (50) miles from its principal place of business as of the effective date of this Agreement and require Executive to relocate to such principal place of business, Executive may terminate this Agreement in accordance with Section 5(e) below.

                  (c) Other Activities. Except with the prior written approval of the Board (which the Board may grant or withhold in its sole and absolute discretion), the Executive, during the Employment Period, will not (i) accept any other employment, (ii) serve as an officer or on the board of directors or similar body of any other business entity (except as otherwise set forth below) that is or may be competitive with, or that might place him in a competing position to, the Business of the Company or any of its affiliates, or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, the Business of the Company or any of its affiliates. Notwithstanding the foregoing, the Company agrees that the Executive (or affiliates of the Executive) shall be permitted (i) to undertake the activities set forth in Section 8, (ii) to make any other passive personal investment that is not in a business activity that is directly or indirectly competitive with the Business of the Company, (iii) to participate in industry organizations, and (iv) to participate in charitable or educational activities.

         4.       Compensation and Related Matters.

                  (a) Salary. During year one of the Employment Period, the Company shall pay the Executive a salary of not less than $80,000 annually. All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security), but not less frequently than monthly with each payment being that portion of the annual salary which is payable based upon the applicable period.

                  (b) Bonus. In addition to the Base Salary set forth above, Employee shall be entitled to bonuses as indicated in the periodically adjusted bonus guidelines that may be presented from time to time to Employee by the President of Employer. Employee understands that Employer is under no obligation to pay bonuses or create guidelines, and that such bonus guidelines if adopted, will likely change, due in part to a changing emphasis of Employer goals, focus and objectives.


                  (c) Business Expenses. The Company shall reimburse the Executive in connection with the conduct of the Company's business upon presentation of sufficient tangible evidence of such expenditures consistent with the Company's policies as in place from time to time.

                  (d) Stock Option Benefits. The Company agrees to grant the Executive a non- qualified stock option to acquire up to 80,000 shares of the Company's common stock at an exercise price of the closing price on June 11, 1999, which was 19.0625 (19 1/16) per share pursuant to the Company's 1997 Stock Incentive Plan (the "OPTION PLAN"). The option shall vest at the first anniversary of the Commencement Date. In the event the Executive is terminated without cause pursuant to Section 5(d) below or the Executive terminates this Agreement for Good Cause pursuant to Section 5(e) below, then the vesting period shall be accelerated such that any option shares that would have vested at the end of the year in which the Date of Termination occurs (the "TERMINATION YEAR") shall become immediately vested; provided, however, that the Executive shall exercise all options vested upon termination no later than 180 days following

Date of Termination. The Company agrees that within a reasonable time following the execution of this Agreement it will execute an option agreement with the Executive (the "OPTION AGREEMENT") on these terms. Except as otherwise set forth in this Section 4 and except with respect to the Company's obligations under this Agreement with respect to the Option Agreement and the Option Plan, nothing herein is intended, or shall be construed to require the Company to institute or continue any, or any particular, plan or benefits.

                  (e) Health and Similar Benefits. The Executive shall be entitled to participate in or receive health, welfare, life insurance, long-term disability insurance and similar benefits as the Company provides generally from time to time to its executives.

                  (f) Fringe Benefits. The Executive will be entitled to fringe benefits as may be determined or granted from time-to-time by the Board.

                  (g) Vacation. The Executive shall be entitled to four vacation weeks (20 business days) in each calendar year on a pro-rated basis. The Executive will be entitled to all Company holidays.

         5. Termination. The Executive's employment hereunder shall be, or may be, as the case may be, terminated under the following circumstances:

                  (a) Death. The Executive's employment hereunder shall terminate upon his death.

                  (b) Disability. The Executive's employment hereunder shall terminate on the Executive's physical or mental disability or infirmity. Disability shall be conclusively established if the Executive is unable to perform his duties under this Agreement for more than 85 business days during any 180 calendar day period.

                  (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. "CAUSE" shall mean (i) Employee's material breach of any of the terms of this Agreement, (ii) his conviction of a crime involving moral turpitude or constituting a felony under the laws of any state, the District of Columbia or of the United States, or (iii) his gross negligence, willful misconduct or fraud in the performance of his duties hereunder.

                  (d) Termination for Any Reason. Subject to Section 6 hereof, the Executive hereby agrees that the Company may dismiss him at any time under this Section 5(d) without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to the Executive, whether made orally or contained in any document, pertaining to the Executive's relationship with the Company. Notwithstanding anything to the contrary contained herein, including Sections 2 and 4, the Executive's employment with the Company is not for any specified term, is at will and may be terminated by the Company at any time by delivery of a notice of termination to the Executive, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6.

                  (e) Voluntary Resignation. The Executive may voluntarily resign his position and terminate his employment with the Company at any time for any reason or for Good Cause. For purposes of this Agreement, "GOOD CAUSE" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are substantially corrected within thirty (30) days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the following reasons: (i) any material reduction or diminution in the duties, responsibilities and status of Executive's position; (ii) a material breach by the Company of any provision of this Agreement; (iii) a relocation by the Company of its principal place of business to another city or state more than fifty (50) miles from its principal place of business as of the effective date of this Agreement and the Company requires the Executive to relocate to such new principal place of business; and (iv) the occurrence of a Change in Control. The Executive understands, acknowledges and agrees that any voluntary resignation by him as a result of any personal or family reasons not otherwise set forth in this Section 5(e) shall not constitute Good Cause. As used in this Agreement, "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than Jacques Elfersy or Timothy C. Moses or their affiliates (the "PRINCIPALS"), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than eighty percent (80%) of the total voting power of the total outstanding voting stock of the Company on a fully diluted basis or
(iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than the Principals, becomes the beneficial owner, directly or indirectly, of more than eighty percent (80%) of the total voting power of the total outstanding voting stock of the Company. If the Executive elects to resign for any reason or for Good Cause, the Executive shall deliver written notice of resignation to the Company (the "NOTICE OF RESIGNATION"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "DATE OF RESIGNATION"), which date shall, in any event, be at least thirty
(30) days and no more than sixty (60) days from the date the Notice of Resignation is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon ten (10) days written notice to the Executive.

                  (f) Notice. Any termination of the Executive's employment by the Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (g) "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his disability, the date that the Company declares the disability referred to in Section 5(b), above, (iii) if the Executive's employment is terminated by the Company for Cause pursuant to subsection 5(c) above, or without Cause by the Company pursuant to subsection 5(d) above, the date specified in the Notice of Termination and (iv) if the Executive voluntarily resigns pursuant to subsection 5(e) above, the date of the Notice of Resignation.

                  (h) Termination Obligations.

                      (i) The Executive hereby acknowledges and agrees that all Personal Property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "PERSONAL PROPERTY" includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, formulae, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

                      (ii) Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices then held with the Company or any affiliate.

                      (iii) The representations and warranties contained herein and the Executive's obligations under Sections 5(h), 6, 7, 8, 9 and 15 through 18 shall survive termination of the Employment Period and the expiration of this Agreement.

                  (i) Release. In exchange for the Company entering into the Agreement, the Executive agrees that, at the time of his resignation or termination from the Company, he will execute a release acceptable to the Company of all liability of the Company and its officers, shareholders, employees and directors to the Executive in connection with or arising out of his employment with the Company, except with respect to any then-vested rights under the Company's Option Plan and except with respect to any Severance Payments which may be payable to him under the terms of the Agreement.

         6.       Compensation Upon Termination.

                  (a) Death. If the Executive's employment shall be terminated pursuant to Section 5(a), the Company shall pay the estate of the Executive (the "ESTATE") his base salary payable pursuant to Section 4(a) and benefits described in Sections 4.1(d) and 4(e) through the Date of Termination. At the Estate's expense, the Executive's dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (b) Disability. If the Executive's employment shall be terminated by reason of disability pursuant to Section 5(b), the Executive shall receive his base salary payable pursuant to Section 4(a) and benefits described in Sections 4(d) and 4(e) up to the Date of Termination and for 90 days thereafter; provided, however, that payments so made to the Executive during the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the

Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (c) Cause. If the Executive's employment shall be terminated for Cause pursuant to Section 5(c) hereof, the Company shall pay the Executive his base salary pursuant to Section 4(a) through the Date of Termination. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (d) Other Terminations by the Company. If the Company shall terminate the Executive's employment without cause pursuant to Section 5(d) hereof, the Company shall pay the Executive his then current base salary at the Date of Termination pursuant to Section 4(a) for a period of the lesser of (i) the remaining unexpired term of this Agreement or (ii) nine (9) months from the Date of Termination (the "SEVERANCE PAYMENT"). The Company shall pay on behalf of the Executive the cost of any continuation of the then existing health insurance coverage of the Executive for a period of the lesser of (i) the remaining unexpired term of this Agreement, (ii) nine (9) months from the Date of Termination or (iii) until the Executive obtains Full Time Employment (the "SEVERANCE BENEFIT"). For purposes of this Agreement, "FULL TIME EMPLOYMENT" shall mean employment at a subsequent full time employer or in connection with a full time consulting practice or other self-employment or any full time venture founded by the Executive.

                  (e) Voluntary Resignation. If the Executive terminates his employment with the Company pursuant to Section 5(e) hereof for Good Cause, the Company shall pay the Executive his Severance Payment and Severance Benefit.

                  (f) If the Executive terminates his employment with the Company pursuant to Section 5(e) hereof without Good Cause, the Company shall have no obligation to pay the Severance Payment or Severance Benefit or otherwise compensate the Executive following the Date of Resignation.

                  (g) In the event of any Termination pursuant to Section 5, the Executive shall be entitled to retain any and all options to purchase capital stock of the Company granted to the Executive pursuant to the terms and conditions of the Option Agreement that have vested, either by passage of time or by virtue of acceleration pursuant to Section 4(c), as of the Date of Termination.

                  (h) Any Severance Payment made pursuant to this Section 6 shall be payable in accordance with the regular pay schedule for the Company over the required duration set forth in Sections 6(a) through 6(e).

                  (i) The continuing obligation of the Company to make the Severance Payment to the Executive is expressly conditioned upon the Executive complying and continuing to comply with his obligations and covenants under Sections 7 and 8 of this Agreement following termination of employment with the Company.

         7.       Confidentiality and Non-Solicitation Covenants.

                  (a) Confidentiality. In addition to the agreements set forth in Section 5(h)(i), the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "CONFIDENTIAL INFORMATION" means: information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the owners, customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to owner or customer lists of the Company and its affiliates.

                  (b) Non-Solicitation. In the event of termination for any reason other than pursuant to Section 5(d) or Section 5(e) if termination is for "GOOD CAUSE", the Executive agrees that during the Employment Period and for one (1) year thereafter the Executive will not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, (i) carry on or be engaged or interested directly or indirectly in, or solicit, the manufacture or sale of goods or provision of services to any person, firm or corporation which, at any time during the Employment Period has been or is a customer of or in the habit of dealing with the Company in its Business, (ii) endeavor directly or indirectly to canvas or solicit in competition with Company or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the Employment Period has been or is a supplier of goods or services to Company or (iii) directly or indirectly solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of Company.

         8.       Covenant Not to Compete.

                  (a) The Executive agrees that during the Employment Period he will devote substantially full-time to the Business of the Company and not engage in any type of business in competition with the Business of the Company. Subject to such full-time requirement and the restrictions set forth below in this Section 8 and Section 3(c) above, the Executive shall be permitted to continue his existing business investments and activities and may pursue additional business investments; provided, however, that the Executive shall not serve as officer or director of any public company resulting from such business investments. The Executive agrees that he shall not (i) invest in, manage, consult or participate in any way in any other business in competition with the Business (in either an active or passive manner), (ii) participate in or advise any business wherein activities similar to the Business are a relevant business segment or (iii) act for or on behalf of any business that intends to enter or participate in the activities similar to the Business, in each case unless the independent members of the Company's Board of Directors determine that such action is in the best interest of the Company. Notwithstanding the foregoing, the Executive may purchase stock as a stockholder in any publicly traded company, including any company which is involved in activities similar to the Business; provided, however, that the Executive does not own (together or separately or through his affiliates) more than 5% of any company (other than the Company) in such business.

                  (b) The provisions of this Section 8 shall survive for one
(1) year following any termination of employment, except in the event of termination pursuant to Section 5(d) or Section 5(e) herein.

         9. Injunctive Relief and Enforcement. In the event of breach by the Executive of the terms of Sections 5(h), 5(i), 7 or 8, and only following mediation or attempted mediation as set forth in Section 16 below (unless the Company is suffering irreparable injury, in which case Section 16 will not prevent the Company from seeking injunctive relief against the Executive in any court or forum), the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5(h), 5(i), 7 or 8 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of Sections 5(h), 5(i), 7 or 8 may be inadequate. In addition, in the event the agreements set forth in Sections 5(h), 5(i), 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

         10. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

                  If to the Executive:      John T. Adams

                  If to the Company:     BioShield Technologies, Inc.
                                         4405 International Boulevard
                                         Suite B-109
                                         Norcross, Georgia 30093
                                         Attention: Timothy C. Moses

                  With a copy to:        Schreeder, Wheeler & Flint, LLP
                                         127 Peachtree Street, N.E.
                                         Suite 1600
                                         Atlanta, Georgia 30303
                                         Attention:  Edward H. Brown, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Sections 5(h), 7 or 8 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

         12. Assignment. This Agreement may not be assigned by the Executive, but may, subject to the provisions of Section 5(e), be assigned by the Company to any successor to its Business and will inure to the benefit and be binding upon any such successor.

         13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         15. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Georgia, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         16. LIMITATION ON LIABILITIES. IF EITHER THE EXECUTIVE OR THE COMPANY IS AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION

BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE (I) PUNITIVE DAMAGES, AND (II) CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES (E.G., LOST PROFITS AND OTHER INDIRECT OR SPECULATIVE DAMAGES). THE MAXIMUM AMOUNT OF DAMAGES THAT THE EXECUTIVE MAY RECOVER FOR ANY REASON SHALL BE THE AMOUNT EQUAL TO ALL AMOUNTS OWED (BUT NOT YET PAID) TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT THROUGH ITS NATURAL TERM OR THROUGH ANY SEVERANCE PERIOD, PLUS INTEREST ON ANY DELAYED PAYMENT AT THE MAXIMUM RATE PER ANNUM ALLOWABLE BY APPLICABLE LAW FROM AND AFTER THE DATE(S) THAT SUCH PAYMENTS WERE DUE.

         17. Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Company (by duly adopted resolution of its Board of Directors).

         18.      The Executive's Acknowledgment. The Executive acknowledges
(a) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

                                      BIOSHIELD TECHNOLOGIES, INC.


                                      By:
                                         -------------------------------------

                                      Title:
                                            ----------------------------------


                                      "EXECUTIVE"


                                      John T. Adams

                                      Signed, sealed and
                                      delivered this _____
                                      day of
                                      ______________, 1998.

                                                                         [SEAL]
                                      -----------------------------------
                                      NOTARY PUBLIC